UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001—38959	84—1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On October 5, 2020, BridgeBio Pharma, Inc., a Delaware corporation (“BridgeBio”), and Eidos Therapeutics, Inc., a Delaware corporation (“Eidos”), entered into an Agreement and Plan of Merger, dated as of October 5, 2020 (the “Merger Agreement”), by and among BridgeBio, Eidos, Globe Merger Sub I, Inc., a Delaware corporation (“Merger Sub”) and an indirect wholly owned subsidiary of BridgeBio, and Globe Merger Sub II, Inc., a Delaware corporation (“Merger Sub II”) and an indirect wholly owned subsidiary of BridgeBio, providing for the acquisition of Eidos by BridgeBio (the “Transaction”).

Since the October 5, 2020 announcement of the Merger Agreement, four putative class action complaints have been filed in United States District Courts. Two putative class action complaints have been filed in the United States District Court for the Southern District of New York against Eidos, its directors, BridgeBio, Merger Sub and Merger Sub II and are captioned Alex Ciccotelli v. Eidos Therapeutics, Inc. et al., Case No. 1:20-cv-10592 (filed December 15, 2020) (the “Ciccotelli Complaint”) and Marc Waterman v. Eidos Therapeutics, Inc. et al., Case No. 1:21-cv-00213 (filed January 11, 2021) (the “Waterman Complaint”). Two putative class action complaints have been filed in the United States District Court for the Northern District of California against Eidos and its directors and are captioned Stephen Bushanksy v. Eidos Therapeutics, Inc. et al., Case No. 3:20-cv-09308 (filed December 23, 2020) (the “Bushanksy Complaint”) and William Ballard v. Eidos Therapeutics, Inc. et al., Case No. 3:21-cv-00228 (filed January 11, 2021) (the “Ballard Complaint”). One putative class action complaint has been filed in the United States District Court for the Eastern District of New York against Eidos and its directors and is captioned John Mullen v. Eidos Therapeutics, Inc. et al., Case No. 1:20-cv-06337 (filed December 29, 2020) (the “Mullen Complaint,” and collectively with the Ciccotelli Complaint, the Waterman Complaint, the Bushansky Complaint and the Ballard Complaint, the “Transaction Litigation”). The plaintiffs in the Ciccotelli Complaint and the Waterman Complaint, who purport to be stockholders of BridgeBio, generally allege that BridgeBio’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on December 15, 2020 (the “BridgeBio Definitive Proxy Statement”) omitted certain material information in connection with the Transaction. The plaintiffs in the Ciccotelli Complaint and the Waterman Complaint also purport to be stockholders of Eidos, and likewise generally allege that Eidos’ definitive proxy statement filed with the SEC on December 15, 2020 (the “Eidos Definitive Proxy Statement”) omitted certain material information in connection with the Transaction. The plaintiffs in the Bushansky Complaint, the Ballard Complaint and the Mullen Complaint, who purport to be stockholders of Eidos, also generally allege that the Eidos Definitive Proxy Statement omitted certain material information in connection with the Transaction. The plaintiffs seek various remedies, including, among other things, injunctive relief to prevent the consummation of the Transaction unless certain allegedly material information is disclosed, an award of attorneys’ fees and expenses, rescission of the Transaction or an award of damages should the Transaction be consummated.

BridgeBio and Eidos believe that the claims asserted in the Transaction Litigation are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the Transaction Litigation delaying or adversely affecting the Transaction and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, BridgeBio has determined to voluntarily supplement the BridgeBio Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, BridgeBio and Eidos specifically deny all allegations made against BridgeBio or Eidos, as applicable, in the Transaction Litigation that any additional disclosure was or is required.

These supplemental disclosures will not affect the merger consideration to be paid to Eidos stockholders in connection with the Transaction or the timing of the special meeting of BridgeBio stockholders (the “BridgeBio special meeting”), scheduled for January 19, 2021, at 10:00 a.m. Pacific Time, to be held virtually at www.virtualshareholdermeeting.com/BBIO2021SM. The BridgeBio board of directors continues to unanimously recommend that you vote “FOR” the proposal to approve the issuance of shares of BridgeBio common stock pursuant to the Merger Agreement (the “BridgeBio share issuance proposal”) and “FOR” the proposal to adjourn the BridgeBio special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the BridgeBio special meeting to approve the BridgeBio share issuance proposal.

Supplemental Disclosures to Definitive Proxy Statement in Connection with the Merger Litigation

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the BridgeBio Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the BridgeBio Definitive Proxy Statement, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the BridgeBio Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the BridgeBio Definitive Proxy Statement. All page references are to the BridgeBio Definitive Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the BridgeBio Definitive Proxy Statement.

The disclosure in the section entitled “The Mergers” under the heading “Background of the Mergers”, beginning on page 62 of the Definitive Proxy Statement, is hereby amended by:

Amending and restating the fourth full paragraph on page 71 under the heading “Background of the Mergers” as follows (with new text in underline):

On July 23, 2020, Eidos entered into a mutual confidentiality agreement with a large international pharmaceuticals company, Company C, to facilitate the sharing of information with respect to a potential licensing and collaboration transaction. The confidentiality agreement did not contain a standstill provision.

On August 16, 2020, Company C, delivered a proposal to Eidos management with respect to a potential licensing and collaboration transaction between Eidos and Company C (the “August 16 collaboration proposal”). Eidos management shared the August 16 proposal with the Eidos board promptly thereafter.

Amending and restating the second full paragraph on page 75 under the heading “Background of the Mergers” as follows (with new text in underline):

On September 24, 2020, the Eidos special committee held a videoconference meeting, with representatives of Centerview, Cravath and Guidehouse participating. Representatives of Guidehouse reviewed the assumptions underlying the BridgeBio management projections and assumptions regarding Eidos that had been discussed with Eidos management during due diligence calls, as well as Guidehouse’s recommended adjustments to such assumptions. The Eidos special committee discussed the assumptions made by management of BridgeBio and Eidos as well as Guidehouse’s recommended adjustments, and directed Centerview to make additional adjustments to the BridgeBio management projections, including adjustments to the probability of success of, timing of regulatory approval and expected launch dates for, and pricing and peak net sales amounts in respect of, certain of BridgeBio’s product candidates.

Amending and restating the third full paragraph on page 84 under the heading “Background of the Mergers” as follows (with new text in underline):

After the meeting, representatives of Cravath contacted representatives of outside legal counsel to Company C to convey the Eidos special committee’s request and also shared a draft confidentiality agreement between Company C and Eidos, which would replace the existing confidentiality agreement between Eidos and Company C in order to facilitate the sharing of information with respect to a potential acquisition of Eidos by Company C. The draft confidentiality agreement did not contain a standstill provision. Company C did not execute the confidentiality agreement.

Following the partial first paragraph on page 86 under the heading “Background of the Mergers” inserting the following new paragraphs:

On December 11, 2020, BridgeBio filed an amendment to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, which included disclosures regarding the inquiries from Company C regarding a potential transaction with Eidos.

Later on December 11, 2020, Company C delivered a letter to the Eidos special committee (the “December 11 Company C letter”) informing the Eidos special committee that given the circumstances, following the amendment to the registration statement, Company C had determined not to submit a revised proposal for a transaction involving Eidos at that time.

On December 12, 2020, the Eidos special committee held a telephonic meeting, with representatives of Centerview and Cravath participating. The Eidos special committee noted that, in light of BridgeBio’s positions on Company C’s prior inquiries and the fact that each of the transactions previously proposed by Company C included terms and conditions that by their nature could only be granted or satisfied with the approval of BridgeBio in its capacity as majority stockholder of Eidos, Company C would need to revise its proposals to either propose a transaction that BridgeBio, in its capacity as majority stockholder of Eidos, was willing to approve or propose a transaction that would not require the approval of BridgeBio. After discussion, the Eidos special committee determined that, notwithstanding the December 11 Company C letter, it was advisable to indicate its willingness to continue discussions with Company C.

On December 13, 2020, the Eidos special committee delivered a letter to Company C informing Company C that the Eidos special committee was willing to continue engaging in further discussions with Company C, particularly in connection with a revised proposal for a transaction which would offer increased consideration payable to Eidos’ stockholders (other than BridgeBio and its subsidiaries) compared to the merger agreement and is reasonably capable of being consummated on the terms proposed.

On December 23, 2020, the Eidos special committee held a telephonic meeting to prepare for an upcoming meeting with a proxy advisory firm regarding the mergers, with representatives of Centerview and Cravath participating. The Eidos special committee discussed the previous inquiries from Company C, noting that (1) Company C had not submitted any further proposals or expressed continued interest in a transaction with Eidos since the Eidos special committee delivered the letter to Company C on December 13, 2020, (2) the prior proposals submitted by Company C, including for the acquisition of Eidos common stock not owned by BridgeBio and its subsidiaries, required the approval of BridgeBio, (3) BridgeBio, in its capacity as majority stockholder of Eidos, had repeatedly advised the Eidos special committee that it is not willing to sell its stake in Eidos and does not support, and would not approve, the grant of the governance and other rights requested by Company C and (4) based on the closing price of $67.92 per share of BridgeBio common stock on the Nasdaq on December 22, 2020, the stock consideration under the merger agreement represented approximately $125.65 per share of Eidos common stock, which amount was above the value that Company C had previously indicated its willingness to offer per share of Eidos common stock. After discussion, the Eidos special committee determined that the best available alternative for Eidos and its stockholders (other than BridgeBio and its subsidiaries) was the transactions contemplated by the merger agreement due to the absence of an actionable offer from Company C and the risks of remaining a standalone company as Eidos approaches a critical phase in clinical development and commercial preparedness, as well as the significant value and other potential benefits that the transactions with BridgeBio contemplated by the merger agreement would provide to Eidos and its stockholders (other than BridgeBio and its subsidiaries). The Eidos special committee also noted that entering into a collaboration agreement with Company C would not provide increased value to Eidos stockholders (other than BridgeBio and its subsidiaries) compared to the merger agreement.

The disclosure in the section entitled “The Mergers” under the heading “Opinion of the Special Committee’s Financial Advisor”, beginning on page 95 of the Definitive Proxy Statement, is hereby amended by:

Amending and restating the fourth full paragraph on page 100 under the heading “Discounted Cash Flow Analysis” as follows (with new text in underline):

In performing this analysis, Centerview calculated a range of illustrative equity values for Eidos by (a) discounting to present value as of December 31, 2020 using discount rates ranging from 10.0% to 12.0% (reflecting Centerview’s analysis of Eidos’s weighted average cost of capital using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable group companies) and the mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Eidos over the period beginning in 2021 and ending in 2035, as set forth in the each of the Eidos low case, the Eidos mid case and the Eidos high case and (ii) an implied terminal value of Eidos, calculated by Centerview assuming that Eidos’s after-tax unlevered free cash flows for the terminal year would decline 80% year-over-year in perpetuity (which perpetuity decline rate was based on considerations that Centerview deemed relevant in its professional judgment and experience) and (b) adding to the foregoing results Eidos’s estimated net cash of $105 million as of December 31, 2020, as set forth in the adjusted Eidos projections. Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding shares of Eidos common stock (determined using the treasury stock method and based on approximately 38.6 million shares of Eidos common stock outstanding and taking into account approximately 1.9 million outstanding options with a weighted average exercise price of $27.89 and 9,052 restricted stock units) as of October 2, 2020. In performing its discounted cash flow analysis, Centerview (a) subtracted $45 million for the net present value of the estimated cost of an assumed $300 million future capital raise by Eidos in 2022, as set forth in the adjusted Eidos projections, and (b) added between approximately $45 million and $55 million for the net present value of federal net operating losses and future losses. This analysis resulted in the following implied per share equity value ranges for the shares of Eidos common stock, rounded to the nearest $0.05:

Amending and restating the fourth and fifth full paragraphs on page 102 under the heading “Discounted Cash Flow Analysis” as follows (with new text in underline):

In calculating the range of illustrative equity values for BridgeBio excluding Eidos, Centerview first discounted to present value as of December 31, 2020 using discount rates ranging from 10.0% to 12.0% (reflecting Centerview’s analysis of BridgeBio’s weighted average cost of capital using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable group companies) and the mid-year convention: (a) the forecasted risk-adjusted, after-tax unlevered free cash flows of BridgeBio (excluding Eidos) over the period beginning in 2021 and ending in 2047, adjusted for assumed synergies and BridgeBio’s ownership in its subsidiaries, as set forth in the adjusted BridgeBio projections, (b) an implied terminal value of BridgeBio (excluding Eidos), calculated by Centerview assuming that BridgeBio’s after-tax unlevered free cash flows for the terminal year would decline 80% year-over-year in perpetuity (which perpetuity decline rate was based on considerations that Centerview deemed relevant in its professional judgment and experience) (as set forth in the adjusted BridgeBio projections), adjusted for BridgeBio’s ownership in its subsidiaries. Centerview then adjusted the foregoing results by (i) adding BridgeBio’s estimated cash (excluding Eidos) of $493 million, (ii) subtracting BridgeBio’s estimated debt (excluding Eidos) of $630 million (which, for purposes of Centerview’s analysis assumed BridgeBio’s Convertible Notes are treated as debt at per share equity value below $62.12) as of December 31, 2020, as set forth in the adjusted BridgeBio projections. The calculation of the range of illustrative equity values for Eidos is described in the section entitled “Eidos Financial Analysis—Discounted Cash Flow Analysis.”

After summing the illustrative equity values for BridgeBio excluding Eidos and the illustrative equity values for Eidos, Centerview then divided the result of each by the number of fully diluted outstanding shares of BridgeBio common stock (determined using the treasury stock method and based on approximately 122.6 million shares of BridgeBio common stock outstanding and taking into account approximately 8.0 million outstanding options with a weighted average exercise price of $21.38 and approximately 1.4 million restricted stock units, and which for purposes of Centerview’s analysis assumed BridgeBio’s Convertible Notes are treated as debt at per share equity values below $62.12) as of October 2, 2020. In performing its discounted cash flow analysis, Centerview adjusted for (a) the net present value of the estimated cost of a $300 million future capital raise by BridgeBio in each of 2021 and 2022, in each case as set forth in the adjusted BridgeBio projections, (b) the net present value of the estimated cost of a $400 million future capital raise by BridgeBio in each of 2023, 2024 and 2025, in each case as set forth in the adjusted BridgeBio projections and (c) the net present value of the estimated cost of a $300 million future capital raise by Eidos in 2022, as set forth in the adjusted Eidos projections. Centerview also added between approximately $200 million and $240 million for the net present value of federal net operating losses and future losses.

Replacing the first full bullet on page 104 under the heading “Other Factors” with the following:

Analyst Price Target Analysis. Centerview reviewed stock price targets for Eidos common stock in nine Wall Street research analyst reports publicly available as of October 2, 2020, noting that these stock price targets indicated low, median and high stock price targets for Eidos of $34.00, $56.00 and $80.00, respectively, per share of Eidos common stock. Centerview also reviewed stock price targets for BridgeBio common stock in eleven Wall Street research analyst reports publicly available as of October 2, 2020, noting that these stock price targets indicated low, median and high stock price targets for BridgeBio of $38.00, $44.00 to $52.00, respectively, per share of BridgeBio common stock.

Amending and restating the third full paragraph on page 104 under the heading “General” as follows (with new text in underline):

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In 2019, Centerview was engaged to provide financial advisory services to the 2019 special committee in connection with such committee’s evaluation of strategic alternatives, including a potential transaction between BridgeBio and Eidos. In connection with such services provided to the 2019 special committee, in the second quarter of 2020, Centerview became entitled to receive fees from Eidos of $5 million, $2.5 million of which was paid by Eidos to Centerview in the third quarter of 2020 and the remaining $2.5 million of which will become payable following any announcement by Eidos of pivotal trial top-line data with respect to acoramidis, or on June 30, 2022, if earlier, in each case unless the mergers have been consummated. Such fees will be creditable against the fee that is payable to Centerview contingent upon the consummation of the mergers. In the two years prior to the date of its written opinion, Centerview has not been engaged to provide financial advisory or other services to Eidos or BridgeBio, and Centerview has not received compensation from Eidos (except for the work performed for the 2019 special committee, as described above) or BridgeBio during such period. In the two years prior to the date of its written opinion, Centerview was engaged to provide, and/or is currently providing, financial advisory services unrelated to Eidos, BridgeBio or the transaction to (i) an affiliate of KKR Genetic Disorder L.P. (which owns approximately 28% of BridgeBio’s outstanding common stock), (ii) a portfolio company of KKR and other private equity sponsors and (iii) Sungard Availability Services Capital, Inc. (“Sungard”), a portfolio company of KKR, Bain Capital, Blackstone Group LP, Silver Lake Management and TPG Capital, in connection with Sungard’s bankruptcy proceeding, which was completed in July 2019. Centerview received approximately $23 million in aggregate fees, and in the future may receive additional compensation, for the foregoing services.

Amending and restating the third full paragraph on page 105 under the heading “General” as follows (with new text in underline):

In connection with Centerview’s services as the financial advisor to the Eidos special committee, Eidos has agreed to pay Centerview an aggregate fee of approximately $46 million (estimated as of January 6, 2021), $2,500,000 of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon the consummation of the transaction. In addition, Eidos has agreed to reimburse certain of Centerview’s expenses arising, and indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

The disclosure in the section entitled “The Mergers” under the heading “Certain Unaudited Prospective Financial Information”, beginning on page 105 of the Definitive Proxy Statement, is hereby amended by:

Amending and restating the sixth full paragraph on page 105 under the heading “Certain Unaudited Prospective Financial Information” as follows (with new text in underline):

The Eidos management projections were reviewed and subsequently adjusted by the Eidos special committee based on the Eidos special committee’s and its advisors’ due diligence investigation including without limitation (i) risk adjusting the forecasted revenue contained in the Eidos management projections for each product candidate based on the estimated probability of success of, among other things, obtaining regulatory approvals for such product candidate, (ii) modifying certain assumptions about the probability of success of, timing of regulatory approval and expected launch dates for, and pricing and peak net sales amounts in respect of certain of Eidos’s product candidates, (iii) reflecting the estimated cost of future capital raises and (iv) reflecting the benefit of certain estimated cost synergies from the proposed transaction (such modified projections, the “adjusted Eidos projections”). The adjusted Eidos projections were based on certain internal assumptions approved by the Eidos special committee about the probability of success of, timing of regulatory approval and expected launch dates and addressable patient population for, and pricing and peak net sales amounts in respect of Eidos’ product candidate, acoramidis, as well as other relevant factors relating to commercialization, loss of exclusivity, and research and development and general administrative expenses, and reflected risk adjustments to the forecasted revenue contained in the Eidos management projections for acoramidis. The adjusted Eidos projections consisted of a “Low Case”, “Mid Case” and “High Case”, based on the Eidos special committee’s reasonable best estimates and assumptions with respect to the future financial performance of Eidos on a standalone basis, including but not limited to a range of probability of success of acoramidis of 60% in the “Low Case”, 70% in the “Mid Case” and 80% in the “High Case” and a range of assumptions regarding the addressable patient population for acoramidis. All of these factors are difficult to predict and many are beyond Eidos’ control. The adjusted Eidos projections were considered by the Eidos special committee for purposes of considering and evaluating strategic alternatives, including BridgeBio’s acquisition proposal, and were approved by the Eidos special committee for use by Centerview in connection with the rendering of Centerview’s opinion to the Eidos special committee and in performing its financial analyses, as described above under the heading “The Mergers—Opinion of the Eidos Special Committee’s Financial Advisor.”

Amending and restating the second full paragraph on page 106 under the heading “Certain Unaudited Prospective Financial Information” as follows (with new text in underline):

The BridgeBio management projections were reviewed and subsequently adjusted by the Eidos special committee, after consultation with its advisors, including without limitation (i) risk adjusting the forecasted revenue contained in the BridgeBio management projections for each product candidate based on the estimated probability of success of, among other things, obtaining regulatory approvals for such product candidate, (ii) modifying certain assumptions about the probability of success of, timing of regulatory approval and expected launch dates for, and pricing and peak net sales amounts in respect of certain of BridgeBio’s product candidates, (iii) reflecting the estimated cost of future capital raises and (iv) reflecting the benefit of estimated cost synergies (the “synergies”) from the proposed transaction of $25 million per year beginning in the fiscal year ending December 31, 2021 and growing at a rate of 3% year-over-year thereafter through the fiscal year ending December 31, 2033 (as adjusted, the “adjusted BridgeBio projections”). The adjusted BridgeBio projections consisted of a “Low Case,” “Mid Case,” “High Case,” based on the Eidos special committee’s reasonable best estimates and assumptions with respect to the future financial performance of BridgeBio (excluding Eidos), reflecting a range of various assumptions for certain product candidates. The adjusted BridgeBio projections were considered by the Eidos special committee for purposes of evaluation BridgeBio’s acquisition proposal, and were approved by the Eidos special committee for use by Centerview in connection with the rendering of Centerview’s opinion to the Eidos special committee and in performing its financial analyses, as described above under the heading “The Mergers—Opinion of the Eidos Special Committee’s Financial Advisor.”

Replacing the third full paragraph on page 107 under the heading “Certain Unaudited Prospective Financial Information” with the following:

Modeling and forecasting the future commercialization of clinical stage drug candidates is a highly speculative endeavor. In addition to the various limitations described above, there can also be no assurance that either Eidos or BridgeBio obtain and maintain any of the regulatory approvals necessary for the commercialization of its product candidates, or that Eidos’ or BridgeBio’s competitors will not commercialize products that are safer, more effective or more successfully marketed and sold than any product that Eidos or BridgeBio may commercialize. The information set forth in the financial projections is not fact and should not be relied upon as being necessarily indicative of future results. The financial projections were developed for each of Eidos and BridgeBio (excluding Eidos) on a standalone basis without giving effect to the mergers, and therefore the financial projections do not give effect to the mergers or any changes to Eidos’ or BridgeBio’s operations or strategy that may be implemented after the consummation of the mergers, including cost synergies realized as a result of the mergers, or to any costs incurred in connection with the mergers (except that the adjusted BridgeBio projections reflect the estimated impact of the synergies). Furthermore, the financial projections do not take into account the effect of any failure of the mergers to be completed and should not be viewed as accurate or continuing in that context.

Amending and restating the second full paragraph on page 108 under the heading “Certain Unaudited Prospective Financial Information” as follows (with new text in underline):

Certain of the line items in the projections set forth below may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used in the forecasts may not be comparable to similarly titled measures used by other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures. However, financial measures provided to a company’s financial advisor are excluded from the definition of non-GAAP financial measures under applicable SEC rules and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. The financial projections contain only select line items and were not prepared with a view toward complying with U.S. GAAP and may not include a comparable U.S. GAAP financial measure. Accordingly, while the tables below include certain line items used in the computation of unlevered free cash flow for informational purposes, the projections do not include a reconciliation of the non-GAAP financial measures included in the financial projections to a comparable U.S. GAAP financial measure.

Replacing the first full paragraph and the table following such paragraph on page 109 under the heading “Adjusted Eidos Projections” with the following (with new text in underline):

The following table presents a summary of the adjusted Eidos projections:

	Fiscal Year ending December 31,
	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
	(Dollars in millions)
Low Case
Revenue	$106	$0	$58	$170	$275	$434	$633	$876	$1,018	$1,155	$1,303	$1,464	$1,639	$466	$59
EBIT(1)	$(15)	$(132)	$(85)	$(8)	$65	$206	$385	$604	$728	$843	$967	$1,100	$1,247	$386	$45
Unlevered tax expense(2)	$—	$—	$—	$—	$(14)	$(43)	$(81)	$(127)	$(153)	$(177)	$(203)	$(231)	$(262)	$(81)	$(9)

Changes in net working capital	$—	$—	$(6)	$(9)	$(12)	$(15)	$(19)	$(24)	$(14)	$(13)	$(15)	$(16)	$(17)	$118	$37

Unlevered Free Cash Flow(3)	$(15)	$(132)	$(91)	$(17)	$40	$147	$285	$453	$562	$653	$750	$853	$968	$423	$73
Mid Case
Revenue	$124	$0	$68	$198	$321	$507	$738	$1,022	$1,188	$1,347	$1,520	$1,708	$1,913	$544	$69
EBIT(1)	$2	$(132)	$(97)	$(7)	$78	$240	$449	$704	$849	$984	$1,129	$1,284	$1,455	$451	$53
Unlevered tax expense(2)	$(0)	$—	$—	$—	$(16)	(50)	$(94)	$(148)	$(178)	$(207)	$(237)	$(270)	$(306)	$(95)	$(11)

Changes in net working capital	$—	$—	$(7)	$(11)	$(14)	$(18)	$(23)	$(28)	$(16)	$(16)	$(17)	$(19)	$(20)	$137	$43

Unlevered Free Cash Flow(3)	$1	$(132)	$(104)	$(18)	$47	$172	$332	$529	$655	$762	$875	$996	$1,130	$493	$85
High Case
Revenue	$141	$0	$78	$226	$367	$579	$844	$1,167	$1,358	$1,540	$1,737	$1,952	$2,186	$622	$79
EBIT(1)	$18	$(132)	$(109)	$(7)	$90	$275	$513	$805	$971	$1,125	$1,290	$1,467	$1,663	$515	$60
Unlevered tax expense(2)	$(4)	$—	$—	$—	$(19)	$(58)	$(108)	$(169)	$(204)	$(236)	$(271)	$(308)	$(349)	$(108)	$(13)

Changes in net working capital	$—	$—	$(8)	$(12)	$(16)	$(21)	$(26)	$(32)	$(18)	$(18)	$(19)	$(21)	$(23)	$157	$49

Unlevered Free Cash Flow(3)	$14	$(132)	$(117)	$(19)	$55	$196	$379	$604	$749	$871	$999	$1,138	$1,291	$564	$97

(1)

EBIT is a non-GAAP financial measure, which should not be considered a substitute for, or superior to, net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the financial projections, EBIT is defined as net income (loss) before interest income (expense) and income taxes.

(2)	Excludes impact of net operating losses.
(3)

Unlevered free cash flow is a non-GAAP financial measure, which should not be considered a substitute for, or superior to, net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the financial projections, unlevered free cash flow is calculated as net income (loss) before interest income (expense) and income taxes, subtracting the impact of income taxes, and adding or subtracting (as applicable) the net impact of depreciation and amortization, capital expenditures and changes in net working capital. Unlevered free cash flow includes stock-based compensation expense, which was treated as a cash expense, and assumed no meaningful adjustment to offsetting depreciation and amortization and capital expenditures.

Replacing the first full paragraph and the table following such paragraph on page 110 under the heading “Adjusted BridgeBio (Ex-Eidos) Projections” with the following (with new text in underline):

The following table presents a summary of the Adjusted BridgeBio (Ex-Eidos) Projections:

	Fiscal Year ending December 31,
	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E	2045E	2046E	2047E
	(Dollars in millions)
Low Case
Revenue	$104	$22	$25	$31	$92	$375	$1,012	$1,667	$2,324	$2,735	$3,201	$3,601	$3,856	$3,827	$3,094	$2,942	$2,832	$2,472	$2,134	$2,071	$1,525	$1,441	$294	$70	$19	$8	$2
EBIT(1)	($269)	($302)	($434)	($388)	($292)	($39)	$435	$903	$1,394	$1,726	$2,074	$2,384	$2,569	$2,510	$2,062	$1,939	$1,878	$1,658	$1,419	$1,354	$1,022	$948	$208	$50	$14	$7	$1
Unlevered tax expense(2)	$—	$—	$—	$—	$—	$—	$(91)	$(190)	$(293)	$(362)	$(436)	$(501)	$(539)	$(527)	$(433)	$(407)	$(394)	$(348)	$(298)	$(284)	$(215)	$(199)	$(44)	$(11)	$(3)	$(2)	$(0)

Changes in net working capital	$(0)	$(1)	$(1)	$(1)	$(4)	$(28)	$(58)	$(65)	$(55)	$(47)	$(44)	$(38)	$(25)	$5	$69	$15	$10	$34	$30	$6	$51	$8	$106	$22	$5	$1	$1

Unlevered Free Cash Flow (consolidated)(3)	($270)	($303)	($435)	($389)	($296)	($68)	$286	$649	$1,046	$1,316	$1,594	$1,845	$2,005	$1,988	$1,698	$1,547	$1,493	$1,344	$1,151	$1,076	$858	$757	$270	$62	$16	$7	$2
Unlevered Free Cash Flow (excluding minority interests)(4)	($250)	($289)	($413)	($374)	($287)	($65)	$257	$593	$971	$1,231	$1,505	$1,754	$1,915	$1,905	$1,624	$1,477	$1,431	$1,287	$1,111	$1,043	$842	$746	$267	$61	$16	$7	$2
Mid Case
Revenue	$104	$22	$25	$31	$92	$375	$1,012	$1,671	$2,351	$2,808	$3,315	$3,758	$4,058	$4,071	$3,355	$3,207	$3,103	$2,747	$2,413	$2,356	$1,814	$1,736	$350	$81	$21	$9	$2
EBIT(1)	($269)	($302)	($434)	($396)	($304)	($52)	$421	$896	$1,403	$1,773	$2,153	$2,496	$2,714	$2,682	$2,246	$2,126	$2,067	$1,851	$1,615	$1,552	$1,217	$1,141	$246	$58	$16	$7	$2
Unlevered tax expense(2)	$—	$—	$—	$—	$—	$—	$(88)	$(188)	$(295)	$(372)	$(452)	$(524)	$(570)	$(563)	$(472)	$(446)	$(434)	$(389)	$(339)	$(326)	$(256)	$(240)	$(52)	$(12)	$(3)	$(2)	$(0)

Changes in net working capital	$(0)	$(1)	$(1)	$(1)	$(4)	$(28)	$(58)	$(65)	$(57)	$(51)	$(48)	$(42)	$(29)	$2	$68	$15	$10	$34	$30	$6	$51	$8	$128	$27	$6	$1	$1

Unlevered Free Cash Flow (consolidated)(3)	($270)	($303)	($435)	($397)	($308)	($81)	$275	$643	$1,051	$1,350	$1,653	$1,930	$2,116	$2,121	$1,842	$1,694	$1,643	$1,496	$1,306	$1,231	$1,012	$909	$323	$73	$19	$7	$2
Unlevered Free Cash Flow (excluding minority interests)(4)	($250)	($289)	($413)	($382)	($298)	($75)	$246	$587	$976	$1,265	$1,564	$1,838	$2,026	$2,038	$1,768	$1,624	$1,580	$1,438	$1,265	$1,198	$995	$898	$319	$72	$18	$7	$2
High Case
Revenue	$104	$22	$25	$31	$92	$375	$1,012	$1,676	$2,377	$2,880	$3,429	$3,916	$4,261	$4,315	$3,616	$3,473	$3,373	$3,022	$2,693	$2,641	$2,104	$2,031	$405	$92	$23	$9	$2
Net income (loss)
EBIT(1)	($269)	($302)	($434)	($404)	($315)	($66)	$407	$889	$1,412	$1,821	$2,233	$2,608	$2,860	$2,856	$2,430	$2,314	$2,258	$2,044	$1,811	$1,750	$1,413	$1,335	$285	$66	$17	$8	$2
Unlevered tax expense(2)	$—	$—	$—	$—	$—	$—	$(86)	$(187)	$(297)	$(382)	$(469)	$(548)	$(601)	$(600)	$(510)	$(486)	$(474)	$(429)	$(380)	$(368)	$(297)	$(280)	$(60)	$(14)	$(4)	$(2)	$(0)

Changes in net working capital	$(0)	$(1)	$(1)	$(1)	$(4)	$(28)	$(58)	$(65)	$(59)	$(55)	$(52)	$(46)	$(33)	$(2)	$66	$14	$9	$34	$29	$5	$50	$7	$150	$31	$7	$1	$1

Unlevered Free Cash Flow (consolidated)(3)	($270)	($303)	($435)	($405)	($319)	($94)	$264	$637	$1,056	$1,383	$1,712	$2,014	$2,226	$2,254	$1,986	$1,842	$1,793	$1,648	$1,460	$1,388	$1,167	$1,062	$376	$83	$21	$8	$2
Unlevered Free Cash Flow (excluding minority interests)(4)	($250)	($289)	($413)	($390)	($309)	($86)	$235	$581	$981	$1,298	$1,622	$1,923	$2,136	$2,170	$1,911	$1,771	$1,730	$1,590	$1,419	$1,353	$1,149	$1,050	$372	$82	$21	$8	$2

(1)

EBIT is a non-GAAP financial measure, which should not be considered a substitute for, or superior to, net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the financial projections, EBIT is defined as net income (loss) before interest income (expense) and income taxes.

(2)	Excludes impact of net operating losses.
(3)

Unlevered free cash flow is a non-GAAP financial measure, which should not be considered a substitute for, or superior to, net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the financial projections, unlevered free cash flow is calculated as net income (loss) interest income (expense) and before income taxes, subtracting the impact of income taxes, and adding or subtracting (as applicable) the net impact of depreciation and amortization, capital expenditures and changes in net working capital. Unlevered free cash flow includes stock-based compensation expense, which was treated as a cash expense, and assumed no meaningful adjustment to offsetting depreciation and amortization and capital expenditures.

(4)	Excludes the portion of unlevered free cash flow attributable to minority interests in certain of BridgeBio’s consolidated subsidiaries.

Additional Information and Where to Find It:

This communication is being made in respect of the proposed transaction involving BridgeBio and Eidos, which will be submitted to BridgeBio’s and Eidos’ stockholders for their consideration. BridgeBio and Eidos have each filed relevant materials with the SEC, including a registration statement on Form S-4 (Registration No. 333-249944) that includes a proxy statement of BridgeBio and Eidos, and that also constitutes a prospectus of BridgeBio (the “definitive joint proxy statement/prospectus”). On December 15, 2020, the SEC declared the registration statement effective. BridgeBio and Eidos mailed or otherwise provided to their respective stockholders the definitive joint proxy statement/prospectus regarding the proposed transaction involving BridgeBio and Eidos on or about December 15, 2020.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is not intended to be, and is not, a substitute for such filings or for any other document that BridgeBio or Eidos may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed or furnished by BridgeBio and Eidos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by BridgeBio may be obtained free of charge from BridgeBio at investor.bridgebio.com, under the tab “Financials & Filings,” and the documents filed by Eidos may be obtained free of charge from Eidos at www.eidostx.com, under the tab “Investors.” Alternatively, these documents, when available, can be obtained free of charge from BridgeBio upon written request to BridgeBio Pharma at 421 Kipling Street, Palo Alto, CA 94301, Attn: Investor Relations, or by calling 650-391-9740, or from Eidos upon written request to Eidos at 101 Montgomery Street, Suite 2000, San Francisco, CA 94104, Attn: Investor Relations, or by calling 415-887-1471.

Participants in the Solicitation:

BridgeBio, Eidos and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Eidos in connection with the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of BridgeBio in BridgeBio’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 22, 2020, as well as its other filings with the SEC. Investors may obtain information regarding the names, affiliations and interests of Eidos’ directors and executive officers in Eidos’ proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020, and the definitive joint proxy statement/prospectus, which was filed with the SEC on December 15, 2020, as well as its other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by BridgeBio and Eidos are also available free of charge from BridgeBio or Eidos, as applicable, using the contact information above.

No Offer or Solicitation:

This material is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements:

This communication contains forward-looking statements relating to the proposed transaction involving BridgeBio and Eidos, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. Statements in this communication that are not statements of historical fact are considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “continues”, “could”, “estimates,” “expects,” “intends,” “may,” “plans,” “potential”, “predicts”, “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of BridgeBio’s management as well as assumptions made by and information currently available to BridgeBio. Such statements reflect the current views of BridgeBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about BridgeBio and Eidos, including, without limitation, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction, (ii) the risk that BridgeBio’s and/or Eidos’ stockholders may not approve the proposed transaction, (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, (iv) uncertainty as to the timing of completion of the proposed transaction, (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction, (vi) potential litigation relating to the proposed transaction that could be instituted against BridgeBio, Eidos or their respective directors and officers, including the effects of any outcomes related thereto, (vii) possible disruptions from the proposed transaction that could harm BridgeBio’s or Eidos’ respective business, including current plans and operations, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) uncertainty of the expected financial performance of each of BridgeBio and Eidos following completion of the proposed transaction, including the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period, (x) the ability of BridgeBio and/or Eidos to implement their respective business strategies, (xi) the ability of each of BridgeBio or Eidos to continue its planned preclinical and clinical development of its respective development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (xii) the potential therapeutic and clinical benefits of acoramidis, (xiii) inability to retain and hire key personnel, (xiv) the amount of proposed stock consideration in the transaction and (xv) the unknown future impact of the COVID-19 pandemic delay on certain clinical trial milestones and/or BridgeBio’s or Eidos’ operations or operating expenses. Although BridgeBio believes that BridgeBio’s and Eidos’ plans, intentions, expectations, strategies and prospects as reflected in or suggested by these forward-looking statements are reasonable, BridgeBio cannot give any assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, without limitation, those risks and uncertainties described under the heading “Risk Factors” in BridgeBio’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the SEC and in subsequent filings made by BridgeBio with the SEC, which are available on the SEC’s website at www.sec.gov. Moreover, BridgeBio operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of BridgeBio’s management as of the date of this communication and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We anticipate that subsequent events and developments will cause our views to change. Except as required by law, BridgeBio disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this communication in the event of new information, future developments or otherwise. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.
Date: January 12, 2021

	By:	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer